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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
InterDent, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of InterDent, Inc. ("InterDent") of our report dated March 12, 1999, relating to Gentle Dental Serivces Corporation, a wholly-owned subsidiary of Interdent.

/s/ KPMG LLP


Orange County, California
March 31, 1999